UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 16, 2015

HUBBELL INCORPORATED

(Exact name of registrant as specified in its charter)

CONNECTICUT	1-2958	06-0397030
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

40 Waterview Drive Shelton, Connecticut	06484
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (475) 882-4000

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01	Entry into a Material Definitive Agreement.

The disclosure in Item 2.03 of this Form 8-K is incorporated into this Item 1.01 by reference.

ITEM 1.02	Termination of a Material Definitive Agreement.

The disclosure in Item 2.03 of this Form 8-K is incorporated into this Item 1.02 by reference.

ITEM 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On December 16, 2015, Hubbell Incorporated (“Hubbell”), as borrower, and its subsidiaries Hubbell Power Holdings S.à r.l. and Harvey Hubbell Holdings S.à r.l., each as a subsidiary borrower (collectively, the “Subsidiary Borrowers” and, together with Hubbell, the “Borrowers”), entered into a five-year credit agreement with a syndicate of lenders and JPMorgan Chase Bank, N.A., as administrative agent (the “Agent”) that provides a $750 million committed revolving credit facility (the “Credit Agreement”), and Hubbell agreed to guarantee the obligations of the Subsidiary Borrowers under the Credit Agreement.

Commitments under the Credit Agreement may be increased to an aggregate amount not to exceed $1,250 million. The Credit Agreement includes a $50 million sub-limit for the issuance of letters of credit and a $50 million sub-limit for swing line borrowings. The sum of the dollar amount of loans and letters of credits to the Subsidiary Borrowers under the Credit Agreement may not exceed $75 million.

The Credit Agreement is maintained for general corporate purposes, including support for the issuance of commercial paper. The Credit Agreement replaces the previously reported $500 million five-year credit agreement, dated as of October 20, 2011 (as amended from time to time prior to the date hereof, the “Prior Agreement”), among the Borrowers, the lenders party thereto and JPMorgan Chase Bank, N.A., as administrative agent, which is now terminated.

Revolving loans under the Credit Agreement will be made available in dollars, euro, pounds sterling, Canadian dollars, Swiss francs and any other foreign currency that is a lawful currency that is readily available and freely transferable and convertible into dollars, for which a LIBO rate is available in the Agent’s determination and (z) that is agreed to by the Agent and each of the lenders under the Credit Agreement. Revolving loans denominated in dollars may, at the applicable Borrower’s election, bear interest at a fluctuating rate per annum equal to the greatest of (a) the prime rate, (b) the FRBNY Rate plus 1/2 of 1% and (c) the adjusted LIBO rate for dollar deposits being delivered in the London interbank market for a one month Interest Period plus 1%. Revolving loans denominated in dollars, euro, pounds sterling, Canadian dollars, Swiss francs and any other agreed foreign currency may, at the applicable Borrower’s election, bear interest at the adjusted LIBO rate, which is equal to the product of (a) the LIBO rate multiplied by (b) the statutory reserve rate.

Competitive loans under the Credit Agreement may be advanced in dollars only and will bear interest, as specified by the applicable lender in its related competitive bid, either at the LIBO rate plus (or minus, as applicable) a marginal rate of interest or at a fixed rate of interest per annum.

All revolving loans outstanding under the Credit Agreement will be due and payable on December 16, 2020. All competitive loans under the Credit Agreement will be due and payable on the last day of the interest period applicable to such loans.

The Credit Agreement contains representations and warranties and affirmative and negative covenants customary for unsecured financings of this type, as well as a financial covenant requiring that, as of the last day of each fiscal quarter, commencing with the first fiscal quarter-end date occurring after the effective date, the ratio of total indebtedness to total capitalization shall not be greater than 55%. An event of default under the Credit Agreement may be triggered, among other things, by a failure to pay when due any principal on any loan under the Credit Agreement, failure to comply with certain covenants under the Credit Agreement, failure to make payments when due in respect of, or the acceleration of, debt obligations in excess of $50 million, or a change of control of Hubbell. An event of default under the Credit Agreement would permit the participating banks to terminate their commitments to extend credit under the Credit Agreement and accelerate any outstanding loans.

The foregoing description of the Credit Agreement does not purport to be complete and is qualified in its entirety by reference to the Credit Agreement, which is filed as Exhibit 99.1 to this current report on Form 8-K and is incorporated herein by reference.

ITEM 9.01	Financial Statements and Exhibits.

(c)	Exhibits.

Credit Agreement, dated as of December 16, 2015, by and among Hubbell Incorporated and its subsidiaries Hubbell Power Holdings S.à r.l. and Harvey Hubbell Holdings S.à r.l., the Lenders party thereto from time to time and JPMorgan Chase Bank, N.A. as Administrative Agent.

Forward-Looking Statements

Certain statements contained herein may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These include statements about expectations regarding our financial results, the completion of our proposed reclassification, completed and future acquisitions, restructuring actions, improving our cost structure to support earnings growth, market conditions, foreign exchange rates, intent to repurchase shares, shareholder value creation, and other statements that are not strictly historic in nature. In addition, all statements regarding anticipated growth or improvement in operating results, anticipated market conditions, and economic recovery are forward-looking. These statements may be identified by the use of forward-looking words or phrases such as “improved”, “leading”, “improving”, “continuing growth”, “continued”, “ranging”, “contributing”, “primarily”, “plan”, “expect”, “anticipated”, “expected”, “expectations,” “should result”, “uncertain”, “goals”, “projected”, “on track”, “likely”, “intend” and others. Such forward-looking statements are based on the Company’s reasonable current expectations and involve numerous assumptions, known and unknown risks, uncertainties and other factors which may cause actual and future performance or achievements of the Company to be materially different from any future results, performance, or achievements expressed or implied by such forward-looking statements. Such factors include, but are not limited to: failure to receive the requisite approvals of our shareholders necessary to complete the reclassification; any other delays with respect to, or the failure to complete, the reclassification; achieving sales levels to fulfill revenue expectations; unexpected costs or charges, certain of which may be outside the control of the Company; expected benefits of process improvement and other lean initiatives; the expected benefit and effect of the business information system initiatives and streamlining programs; the availability and costs of raw materials and purchased components; realization of price increases; the ability to achieve projected levels of efficiencies and cost reduction measures; general economic and business conditions; competition; and other factors described in our Securities and Exchange Commission filings, including the “Business”, “Risk Factors”, and “Quantitative and Qualitative Disclosures about Market Risk” Sections in the Annual Report on Form 10-K for the year ended December 31, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HUBBELL INCORPORATED

By:	/s/ Megan C. Preneta
	Name:	Megan C. Preneta
	Title:	Corporate Secretary and Assistant
General Counsel

Date: December 21, 2015

EXHIBIT INDEX

Exhibit No.	Description

99.1	Credit Agreement, dated as of December 16, 2015, by and among Hubbell Incorporated and its subsidiaries Hubbell Power Holdings S.à r.l. and Harvey Hubbell Holdings S.à r.l., the lenders party thereto from time to time and JPMorgan Chase Bank, N.A. as Administrative Agent.